Exhibit 4.1

AMENDMENT NO. 1
TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“this Amendment”), dated as of August 21, 2006, to that certain Amended and Restated Loan and Security Agreement dated as of August 18, 2005 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the lending institutions party thereto from time to time (each a “Lender” and collectively the “Lenders”), Ahern Rentals, Inc. (the “Borrower”), each of the Borrower’s subsidiaries party thereto from time to time that become borrowers thereunder with the prior written consent of all the Lenders, Bank of America, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Wachovia Bank, National Association, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and each of the other Obligated Parties (as defined therein) party thereto from time to time.

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent desire to amend a provision of the Loan and Security Agreement;

NOW, THEREFORE, subject to the condition precedent set forth in Section 3 hereof, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 1.           CAPITALIZED TERMS.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Loan and Security Agreement.

SECTION 2.           AMENDMENTS TO LOAN AND SECURITY AGREEMENT.

2.1           Section 1.1 of the Loan Agreement is hereby amended by deleting the pricing grid contained in the definition of “Applicable Margin” and replacing it with the following:

Leverage Ratio	Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Revolving Loans)	LIBOR Rate Revolving Loans
greater than 4.75:1.00	.500%	2.250%

4.75:1.00 to 3.50:1.00	.250%	2.000%

less than 3.50:1.00	.000%	1.750%

2.2           Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of “Maximum Revolver Amount” and shall be replaced with the following:

“‘Maximum Revolver Amount’ means $250,000,000 as such amount shall be increased by the aggregate amount of Incremental Commitments, if any, and as reduced in accordance with Section 4.3(f).”

2.3           Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of “Stated Termination Date” and shall be replaced with the following:

“‘Stated Termination Date’ means August 21, 2011.”

2.4           Schedule 1.1(A) of the Loan Agreement is replaced with the Schedule 1.1(A) attached hereto as Annex A.

2.5           Section 10.6(b) of the Loan Agreement is hereby amended by deleting such provision and replacing it with the following:

“(b)  Collections.  Each Obligated Party shall collect its Accounts and other Collateral in the ordinary course of its business consistent with past practice. Each Obligated Party shall promptly (in any event within one Business Day of receipt thereof) deposit all such payments (except as permitted in clause (c) below) and receipts, and all other proceeds of Collateral received by it, in their original form, duly endorsed in blank (if applicable) into a Clearing Account or deliver such payments and receipts to the Collateral Agent in their original form, duly endorsed in blank (if applicable), as either of the Agents may direct. Each Obligated Party shall receive any and all proceeds of Accounts and other Collateral as the Collateral Agent’s trustee. All collections received directly by any Obligated Party or either Agent, and all funds in any Clearing Account or other account to which such collections are deposited shall be subject to the Collateral Agent’s control, but shall be available to such Obligated Party at its discretion unless and until the occurrence of a Trigger Event. Following the occurrence of a Trigger Event, all collections received directly by any Obligated Party or either Agent, and all funds in any Clearing Account or other account to which such collections are deposited shall be subject to the Collateral Agent’s sole control and withdrawals by any Obligated Party shall not be permitted.”

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SECTION 3.           EFFECTIVENESS.  This Amendment shall become effective on such date (the “Effective Date”) that:

(1)           counterparts of this Amendment executed by the Borrower, the Lenders, the Administrative Agent and the Collateral Agent shall have been delivered to the Administrative Agent;

(2)           the Administrative Agent shall have received the fees set forth in the letter agreements dated as of the date hereof supplementing the Fee Letters;

(3)           the Agents shall have received signed opinions of counsel for the Obligated Parties, opining as to such matters in connection with the transactions contemplated by this Amendment as either of the Agents may reasonably request, each such opinion to be in form, scope, and substance satisfactory to the Agents, the Lenders, and their respective counsel; and

(4)           the Agents shall have received a certificate of the secretary, general partner, or comparable authorized representative of each Obligated Party certifying that (A) the copy of its Management Agreement attached to the certificate of its secretary, general partner, or comparable authorized representative delivered on the Closing Date is a true and complete copy of its Management Agreement as in effect on the date of the certificate delivered pursuant to this subsection and such Management Agreement has not been amended since the Closing Date, (B) a true and complete copy of duly approved Resolutions authorizing the execution, delivery and performance of this Amendment are attached thereto and that such Resolutions have not been modified, rescinded or amended and are in full force and effect, (C) its Organizational Certificate has not been amended since the date of the last amendment thereto shown on the certificate of good standing from the appropriate Governmental Authority of the jurisdiction of such Obligated Party’s formation, incorporation, or organization (as applicable) delivered on the Closing Date, and (D) the individuals executing this Amendment or any other document to which it is a party delivered in connection herewith or therewith are the incumbent officers and their signatures are as set forth thereto.

SECTION 4.           COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument.

SECTION 5.           GOVERNING LAW.  THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 6.           REFERENCES TO LOAN AND SECURITY AGREEMENT.  From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Loan Agreement to “this Agreement”, “hereof”, “herein”, and similar terms

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shall mean and refer to the Loan and Security Agreement, as amended and modified by this Amendment, and all references in other documents to the Loan Agreement shall mean such agreement as amended and modified by this Amendment.

SECTION 7.           RATIFICATION AND CONFIRMATION.  The Loan Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. The Borrower represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date), (ii) there exists no Default or Event of Default and (iii) since the Closing Date, no event has occurred, and no circumstances exist, that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 8.           SETTLEMENT OF OUTSTANDING REVOLVING LOANS.  Notwithstanding Section 13.2 of the Loan Agreement, the Agents, the Lenders and the Borrower hereby agree that the Administrative Agent will effect a settlement on or about the Effective Date of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Commitments of certain of the Lenders resulting from the replacement of Schedule 1.1(A) to the Loan Agreement (Commitments) with a new schedule as contemplated by Section 2.4 of this Amendment such that immediately after giving effect to such settlement each Lender shall have a Pro Rata Share of the outstanding Revolving Loans. Any interest, fees and other payments accrued to the date of such settlement with respect to the interests and obligations of any Revolving Loans of a Lender transferred by such Lender in accordance with such settlement shall be for the account of the transferring Lender. Any interest, fees and other payments accrued on and after the date of such settlement with respect to the interests and obligations acquired by a Lender hereunder as a result of such settlement shall be for the account of the acquiring Lender. Each Lender agrees to cooperate with the Administrative Agent in effecting such settlement (including, without limitation, promptly paying to the Administrative Agent a sum equal to the amount, if any, of Revolving Loans transferred to such Lender as a result of such settlement).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

OBLIGATED PARTIES:

AHERN RENTALS, INC.

By:	/s/ HOWARD BROWN
	Name:	Howard Brown
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N. A.,
as Administrative Agent

By:	/s/ ROBERT SCALZITTI
	Name:	Robert Scalzitti
Title:

COLLATERAL AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ JEFFREY SCOTT
	Name:	Jeffrey Scott
Title:

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ ROBERT SCALZITTI
	Name:	Robert Scalzitti
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ JEFFREY SCOTT
	Name:	Jeffrey Scott
Title:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ CHRIS MOHLER
	Name:	Chris Mohler
Title:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ EVAN ZWERMAN
	Name:	Evan Zwerman
Title:

COMERICA BANK

By:	/s/ MICHAEL RODGERS
	Name:	Michael Rodgers
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ JANG KIM
	Name:	Jang Kim
Title:

GMAC COMMERCIAL FINANCE LLC

By:	/s/ WAKEFIELD SMITH
	Name:	Wakefield Smith
Title:

ANNEX A

Schedule 1.1.(A)

Commitments

Lender	Commitment
Bank of America, N.A.	$60,000,000
Wachovia Bank, National Association	$50,000,000
KeyBank National Association	$30,000,000
PNC Bank, National Association	$25,000,000
Comerica Bank	$25,000,000
The CIT Group/Business Credit, Inc.	$40,000,000
GMAC Commercial Finance LLC	$20,000,000

$250,000,000